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                                                                     Exhibit 3.3

                                                                          Page 1

                               State of Delaware
                       Office of the Secretary of State
                       --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THERMATRIX INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF AUGUST, A.D. 1997, AT 3:30 O'CLOCK P.M.
        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



            [SEAL OF THE DELAWARE SECRETARY'S OFFICE APPEARS HERE]

                                                /s/ Edward J. Freel
                                                -----------------------------
                                                Edward J. Freel,
                                                Secretary of State

                                                AUTHENTICATION:         8621778

                                                          DATE:         08-25-97
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                           CERTIFICATE OF AMENDMENT

                                      OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                THERMATRIX INC.

        Thermatrix Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies:

        FIRST: That at a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable, it was presented to the stockholders of the Company at the annual meeting of stockholders of the Company for consideration thereof. The resolution of the proposed amendment provided that the Certificate of Incorporation of the Company be amended to change the Fourth Article thereof so that as amended, said Article shall read as follows:

        "FOURTH:        This Corporation is authorized to issue two classes of
shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares which this corporation shall have authority to issue is Thirty Million (30,000,000) of which Twenty-Five Million (25,000,000) shall be Common Stock with a par value of $.001 per share and Five Million (5,000,000) shall be Preferred Stock with a par value of $.001 per share.

        The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, to fix the number of shares or any such series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors is authorized, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series, and to fix the number of shares of any series."
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        SECOND: That a meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Thermatrix Inc. has caused this Certificate of Amendment to be signed by John T. Schofield, its President, and attested by Barbara E. Krimsky, its Secretary, this 19 day of August, 1997.


                                                THERMATRIX INC.

                                                /s/ John T. Schofield
                                                -----------------------------
                                                John T. Schofield, President


Attested:

/s/ Barbara E. Krimsky
------------------------------
Barbara E. Krimsky, Secretary